UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2008

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 8, 2008, James W. Bohlig resigned as President and Chief Operating Officer of the Registrant.  He will continue to serve the Registrant as Senior Vice President and Chief Development Officer and was appointed as President of the Registrant’s newly-formed Renewables Group.  He will also continue to serve as a member of the Board of Directors of the Registrant.  The Renewables Group is responsible for the company’s programs in recycling; the company’s waste-to-liquid fuels efforts; development activities surrounding the company’s landfill projects; managing the company’s investment in GreenFiber; and strategic planning and intellectual property development.

On January 8, 2008, Charles E. Leonard resigned as Senior Vice President, Solid Waste Operations of the Registrant.

(c)           On January 8, 2008, the Registrant appointed Paul Larkin as its President and Chief Operating Officer.  Mr. Larkin, age 43, is joining the company from Office Depot, Inc., where he spent ten years in a number of operating capacities, including most recently, from 2007 through 2008, as vice president for international strategy, from 2005 to 2007 as regional vice president of retail stores responsible for overseeing $1.0 billion of sales, and from 2000 to 2005 as vice president of supply chain and inventory management.  The Registrant and Mr. Larkin are finalizing his compensation arrangements and the Registrant undertakes to file an amendment to this Form 8-K at such time as such arrangements are completed.

(e)           In connection with the realignment of Mr. Bohlig’s responsibilities, Mr. Bohlig’s employment agreement dated as of December 8, 1999 was amended on January 8, 2008 to provide that (i) a new initial three year term would commence as of the date of the amendment; (ii) in the event that during this initial three year term his employment is terminated by him for certain enumerated events constituting “good reason”, he would be entitled to receive the higher of an amount equal to his base salary payable through the remainder of the initial term, or the sum of 18 months base salary, and any bonus earned and accrued for the period prior to such termination.  During any period of the agreement following the initial term, termination by Mr. Bohlig for such enumerated events will result in a payment of 18 months base salary.  The amendment also provides that during the agreement term, the company will continue to fund the existing whole life insurance policy held in Mr. Bohlig’s name.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: January 8, 2008	By:	/s/ John W. Casella
John W. Casella, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release entitled CASELLA WASTE SYSTEMS NAMES JIM BOHLIG PRESIDENT OF COMPANY’S RENEWABLES GROUP; PAUL LARKIN JOINS COMPANY AS PRESIDENT AND CHIEF OPERATING OFFICER issued by the Registrant on January 8, 2008